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                                                                   EXHIBIT 10.48
                                 AMENDMENT NO. 6

                                     TO THE

                           EMPLOYEES' RETIREMENT PLAN
                                 OF AMETEK, INC.


         WHEREAS, there was adopted and made effective as of December 29, 1942, the Employees' Retirement Plan of AMETEK, Inc. (the "Plan"); and

         WHEREAS, the Plan was amended and restated in its entirety, effective January 1, 1998; and

         WHEREAS, Section 9.2 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time or from time to time; and

         WHEREAS, AMETEK now desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         FIRST: A new Appendix XXXIII is hereby added to the Plan, to read in its entirety as follows:

                                 APPENDIX XXXIII
                          SPECIAL PROVISIONS RELATING TO CERTAIN
               EMPLOYEES OF THE AEROSPACE DIVISION OF AMETEK, INC.

         1. The AMETEK, Inc. Aerospace Division Employees' Retirement Plan (the "Aerospace Plan") shall be merged into, and continued as part of the Plan effective as of the close of business, December 31, 1999 (the "Amendment Effective Date"), and the assets under the AMETEK, Inc. Employees' Master Retirement Trust allocable to the Aerospace Plan shall be transferred to the Plan as soon as practicable immediately thereafter.

         2. The provisions of this Appendix XXXIII shall apply to each active employee of the Aerospace Division of AMETEK, Inc. (the "Aerospace Division") who is a "Participant" as defined in the Aerospace Plan on the Amendment Effective Date and who becomes a Participant in the Plan on the Amendment Effective Date as a result of the merger of the Aerospace Plan with and into the Plan. Each such person shall be referred to as an "Aerospace Participant" for purposes of this Appendix XXXIII.

         3. Any former employee of the Aerospace Division who separated from service entitled to a deferred vested pension benefit as determined
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         under the terms of the Aerospace Plan or who is receiving a pension benefit as determined under the terms of the Aerospace Plan prior to the Amendment Effective Date (each a "Former Aerospace Participant") or any beneficiary of a Former Aerospace Participant who is receiving or becomes entitled to receive such benefits under the Aerospace Plan shall receive such benefits at the same times and in the same amounts as provided in the Aerospace Plan, determined under the terms of the Aerospace Plan as of the date the Former Aerospace Participant separated from service with the Aerospace Division, but payable from the Plan. Determinations, elections, designations and directions made by Former Aerospace Participants under the terms of the Aerospace Plan shall remain in effect under the Plan, unless changes, modified or otherwise revoked in accordance with the terms of the Plan.

         4. Each Aerospace Participant's benefits shall be determined in accordance with the provisions of the Plan; provided, however the following modifications shall apply:

                  (a) Section 1.1 (a) shall be modified by substituting "Thirty-two and a half percent (32.5%) for "Thirty-two percent (32%);

                  (b) Section 4.5(f) shall be modified by substituting for the portion of the last sentence beginning with "a single sum death benefit" the following: "a single sum death benefit in the amount of $5,000 will be paid to his Beneficiary, provided, however, that in the case of any Pensioner described in this Subsection (f) who had directly transferred his employment from GE to the Company on August 7, 1989 and who, as of the August 7, 1989, had attained age 50 but had not satisfied the requirements for eligibility to retire under the GE Plan, the amount of the single sum death benefit payable to a Pensioner's Beneficiary pursuant to this Subsection (f) shall be $1,000.

                  (c) An Aerospace Participant who directly transferred his employment from GE to AMETEK Aerospace Products, Inc. on August 7, 1989, and who retires on or after his 60th birthday and commences receiving a pension prior to his 65th birthday pursuant to Section 4.2 or 4.3 shall be eligible for a supplemental pension benefit if, as of August 7, 1989, (i) the sum of such Participant's age (with each full month to be counted as 1/12th of a year) and Credited Service totaled 50, and (ii) such Aerospace Participant had not satisfied the requirements for eligibility to retire under the GE Pension Plan as of August 8, 1989. An Aerospace Participant's supplemental pension benefit shall be in a monthly amount equal to $190, and shall be payable commencing on the date on which his pension commences pursuant to Section 4.2 or 4.3, as the case may be, and continuing up to, but not including the first day of the month in which he
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                  attains age 65 or, if earlier, the first day of the month
                  following the month in which he dies.

                  5. An Aerospace Participant's Vesting Service under the Plan shall equal the sum of (i) his or her Vesting Service earned under the Aerospace Plan up to the Amendment Effective Date and (ii) his or her Vesting Service earned under the Plan after the Amendment Effective Date. Notwithstanding the foregoing, an Aerospace Participant shall not be credited with more than one year of Vesting Service with respect to the 1999 calendar year or any other 12-month period.
 .
                  6. An Aerospace Participant's Credited Service under the Plan shall equal the sum of (i) his or her Vesting Service earned under the Aerospace Plan up to the Amendment Effective Date and (ii) his or her Credited Service earned under the Plan after the Amendment Effective Date. Notwithstanding the foregoing, an Aerospace Participant shall not be credited with more than one year of Credited Service with respect to the 1999 calendar year or any other 12-month period.

                  7. Except to the extent set forth above, defined terms used in this Appendix XXXIII shall have the same meaning as used in the Plan.



                  IN WITNESS WHEREOF, AMETEK has caused these presents to be executed in its corporate name, by its duly authorized officer on this 22nd day of December, 1999.

                                  AMETEK, Inc.

                                  By:  /s/ Donna F. Winquist
                                  ----------------------------------------------

Attest:

/s/ Kathryn E. Londra
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